To the Board of Directors
of LightPath Technologies, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement (No.'s 333-23511, 333-23515, 333-41705, 333-92017, and 333-96083) on Form S-8 and (No.'s 333-37443,
333-39641, and 333-94303) on Form S-3 of LightPath Technologies, Inc. of our report dated May 3, 2000, relating to the financial statements of Horizon Photonics, Inc., which appears in the Current Report on Form 8-K/A-1 of LightPath Technologies, Inc. dated May 17, 2000.


/s/ WINDES & McCLAUGHRY ACCOUNTANCY CORPORATION


Long Beach, California
May 17, 2000